MPLX LP Reports Third-Quarter 2015 Financial Results

•	Reported adjusted EBITDA of $64.6 million; distributable cash flow of $52.5 million

•	Declared distribution of $0.47 per common unit, a 6.8 percent increase over second-quarter 2015 and a 31.5 percent increase over third-quarter 2014

•	MarkWest merger transaction expected to close this year

FINDLAY, Ohio, Oct. 29, 2015 - MPLX LP (NYSE: MPLX) today reported third-quarter 2015 net income attributable to MPLX of $41.5 million, or $0.41 per common limited partner unit, compared with $29.1 million, or $0.37 per common limited partner unit, for the third quarter of 2014. Third-quarter 2015 adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) attributable to MPLX were $64.6 million and distributable cash flow attributable to MPLX was $52.5 million.

As announced on Oct. 20, the board of directors of MPLX's general partner declared a distribution of $0.47 per common unit. This represents an increase of $0.03 per unit, or 6.8 percent, over the second-quarter 2015 distribution and an increase of $0.1125 per unit, or 31.5 percent, over the third-quarter 2014 distribution. Since the partnership's initial public offering in October 2012, the MPLX board has authorized distribution increases for 11 consecutive quarters, representing a compound annual growth rate of 23.6 percent over the minimum quarterly distribution established at the partnership's formation.

“Our strong earnings in the third quarter supported a distribution representing a 31.5 percent increase over the third quarter of last year,” said MPLX Chairman and CEO Gary R. Heminger. “We continue to execute our strategy of accelerating the growth of the partnership and providing our unitholders an attractive distribution growth profile over an extended period of time.”

“We also look forward to finalizing the combination with MarkWest Energy Partners, L.P., which we expect to complete later this year,” Heminger added, noting that the transaction will combine MarkWest's (NYSE: MWE) robust organic growth opportunities with the large and growing $1.6 billion inventory of master limited partnership (MLP) qualifying EBITDA owned by MPLX's sponsor, Marathon Petroleum Corporation (NYSE: MPC).

"This growth will also be supported by MPLX's and MPC's strong financial position, creating a large-cap, diversified MLP," Heminger said. "The strategic combination of our two partnerships will benefit all unitholders and will also bring additional value to the producer customers." Heminger also reiterated the partnership's commitment to maintaining an investment grade credit profile after the combination.

Heminger noted that at the time MPLX announced the combination with MarkWest, the partnership provided distribution growth guidance through 2019. "We remain committed to the growth profile provided in that guidance," Heminger said. "Given the significant change in MLP valuations and the resultant higher yield environment the sector has experienced recently, we now expect dropdown transactions or some form of sponsor support as early as 2016."

Consistent with the previous guidance of a 25 percent compound annual distribution growth rate for the combined entity through 2017, Heminger said MPLX expects distribution growth of 25 percent in 2016.

"We are enthusiastic about MPLX's future," Heminger concluded. "We intend to use our substantial resources to grow the partnership by acquiring assets from MPC or third parties, developing organic projects, and potential strategic combinations. The value opportunity for unitholders is compelling, especially with a strong sponsor that is committed to our success. We will continue to take a disciplined approach to ensuring the value proposition remains attractive for the long term."

Discussion of Results

Revenues increased $10.6 million for the third quarter of 2015 compared to the third quarter of 2014 due to both higher average tariff rates and transported volumes. MPC and related parties accounted for 91 percent of MPLX's revenue for the third quarter of 2015, including revenues attributable to volumes shipped by MPC under joint tariffs with third parties. Net income attributable to MPLX for the third quarter rose by $12.4 million over the same period in 2014 due to the acquisition of additional interests in MPLX Pipe Line Holdings LP and increased revenue in the quarter, offset by $4.3 million of transaction costs associated with the proposed combination with MarkWest.

Financial Position and Liquidity

As of Sept. 30, the partnership has full availability under its $1 billion bank revolving credit facility, as well as $90.4 million of cash and cash equivalents. On Oct. 27, MPLX amended its revolving credit facility to accommodate the needs of the partnership following the merger with MarkWest. The amendment will extend the term to five years from the date of the consummation of the merger and increases borrowing capacity on the facility to $2 billion. The amendment is conditioned upon and will become effective only upon the consummation of the merger. The partnership's current liquidity and ready access to the capital markets should provide the partnership with sufficient flexibility to meet its short-term and long-term funding requirements, including expanding its growing base of distributable cash flow through strategic organic growth and acquisitions.

Conference Call

At 2 p.m. EDT today, MPLX will hold a webcast and conference call to discuss the reported results and provide an update on operations. Interested parties may listen to the conference call on MPLX's website at http://www.mplx.com by clicking on the "2015 Third-Quarter Financial Results" link in the "News & Headlines" section. Replays of the conference call will be available on MPLX's website through Wednesday, Nov. 11. Investor-related materials will also be available online prior to the webcast and conference call at http://ir.mplx.com.

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About MPLX LP

MPLX is a fee-based, growth-oriented master limited partnership formed in 2012 by Marathon Petroleum Corporation to own, operate, develop and acquire pipelines and other midstream assets related to the transportation and storage of crude oil, refined products and other hydrocarbon-based products. Headquartered in Findlay, Ohio, MPLX's assets consist of a 99.5 percent equity interest in a network of common carrier crude oil and products pipeline assets located in the Midwest and Gulf Coast regions of the United States and a 100 percent interest in a butane storage cavern located in West Virginia. with approximately 1 million barrels of natural gas liquids storage capacity.

Investor Relations Contacts:
Geri Ewing (419) 421-2071
Teresa Homan (419) 421-2965

Media Contacts:
Chuck Rice (419) 421-2521
Jamal Kheiry (419) 421-3312

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non-GAAP measures to facilitate comparisons of past performance and future periods. This news release and supporting schedules include the non-GAAP measures adjusted EBITDA and distributable cash flow. We believe certain investors use adjusted EBITDA to evaluate MPLX's financial performance between periods and to compare MPLX's performance to certain competitors. We believe certain investors use distributable cash flow to determine the amount of cash generated from the partnership's operations and available for distribution to its unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

This press release contains forward-looking statements within the meaning of federal securities laws regarding MPLX LP (“MPLX”) and Marathon Petroleum Corporation (“MPC”). These forward-looking statements relate to, among other things, expectations, estimates and projections concerning the business and operations of MPLX and MPC. You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” "objective," “expect,” “forecast,” "guidance," “imply,” "plan," “project,” "potential," “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies’ control and are difficult to predict. In addition to other factors described herein that could cause MPLX’s results to differ materially from those implied in these forward-looking statements, negative capital market conditions, including a persistence or increase of the current yield on common units, which is higher than historical yields, could adversely affect MPLX’s ability to meet its distribution growth guidance, particularly with respect to the later years of such guidance. Factors that could cause MPLX's actual results to differ materially from those implied in the forward-looking statements include: the ability to complete the proposed merger of MPLX and MarkWest Energy Partners, L.P. (“MWE”) on anticipated terms and timetable; the ability to obtain approval of the transaction by the unitholders of MWE and satisfy other conditions to the closing of the transaction contemplated by the merger agreement; risk that the synergies from the MPLX/MWE transaction may not be fully realized or may take longer to realize than expected; disruption from the MPLX/MWE transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of MWE or MPLX, as applicable; the adequacy of MPLX's and MWE's respective capital resources and liquidity, including, but not limited to, availability of sufficient cash flow to pay distributions, and the ability to successfully execute their business plans and implement their growth strategies; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products; volatility in and/or degradation of market and industry conditions; completion of pipeline capacity by competitors; disruptions due to equipment interruption or failure, including electrical shortages and power grid failures; the suspension, reduction or termination of MPC's obligations under MPLX’s commercial agreements; each company’s ability to successfully implement its growth plan, whether through organic growth or acquisitions; modifications to earnings and distribution growth objectives; federal and state environmental, economic, health and safety, energy and other policies and regulations; changes to MPLX’s capital budget; other risk factors inherent to MPLX or MWE’s industry; and the factors set forth under the heading "Risk Factors" in MPLX's Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the Securities and Exchange Commission (SEC); and the factors set forth under the heading "Risk Factors" in MWE's Annual Report on Form 10-K for the year ended Dec. 31, 2014, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC. These risks, as well as other risks associated with MPLX, MWE and the proposed transaction are also more fully discussed in the preliminary joint proxy statement and prospectus included in the registration statement on Form S-4 filed with the SEC by MPLX on August 18, 2015, as amended. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include: risks described above relating to the MPLX/MWE proposed merger; changes to the expected construction costs and timing of pipeline projects; volatility in and/or degradation of market and industry conditions; the availability and pricing of crude oil and other feedstocks; slower growth in domestic and Canadian crude supply; an easing or lifting of the U.S. crude oil export ban; completion of pipeline capacity to areas outside the U.S. Midwest; consumer demand for refined products; transportation logistics; the reliability of processing units and other equipment; MPC’s ability to successfully implement growth opportunities; modifications to MPLX earnings and distribution growth objectives; federal and state environmental, economic, health and safety, energy and other policies and regulations; MPC’s ability to successfully integrate the acquired Hess retail operations and achieve the strategic and other expected objectives relating to the acquisition; changes to MPC’s capital budget; other risk factors inherent to MPC’s industry; and the factors set forth under the heading "Risk Factors" in MPC's Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with SEC. In addition, the forward-looking statements included herein could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed here, in MPLX’s Form 10-K, in MPC’s Form 10-K, or in MWE’s Form 10-K could also have material adverse effects on forward-looking statements. Copies of MPLX's Form 10-K are available on the SEC website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office. Copies of MPC's Form 10-K are available on the SEC website, MPC's website at http://ir.marathonpetroleum.com or by contacting MPC's Investor Relations office.

Copies of MWE’s Form 10-K are available on the SEC website, MWE’s website at http://investor.markwest.com or by contacting MWE’s Investor Relations office.

Additional Information
This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, a registration statement on Form S-4, as amended, has been filed with the SEC and includes a preliminary proxy statement of MWE. MPLX and MWE may file additional amendments to these filings before they become effective. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to unitholders of MWE. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from MPLX LP at its website, http://ir.mplx.com, or 200 E. Hardin Street, Findlay, Ohio 45840, Attention: Corporate Secretary, or from MWE at its website, http://investor.markwest.com, or 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, CO 80202, Attention: Corporate Secretary.

Participants in Solicitation
MPLX and MWE and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning MPLX participants is set forth in MPLX’s Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 27, 2015, and MPLX’s current report on Form 8-K, as filed with the SEC on March 9, 2015. Information concerning MWE’s participants is set forth in the proxy statement, dated April 23, 2015, for MWE’s 2015 Annual Meeting of Common Unitholders as filed with the SEC on Schedule 14A and MWE’s current reports on Form 8-K, as filed with the SEC on May 5, 2015, May 19, 2015 and June 8, 2015. Additional information regarding the interests of participants of MPLX and MWE in the solicitation of proxies in respect of the proposed merger are included in the registration statement and proxy statement/prospectus and other relevant materials filed with the SEC. These documents may be obtained free of charge from MPLX or MWE using the contact information above.

Non-Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Results of Operations (unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
(In millions, except per unit data)	2015	2014	2015	2014
Revenues and other income:
Sales and other operating revenues	$18.2	$16.6	$50.2	$52.2
Sales to related parties	122.7	114.1	360.7	336.0
Loss on sale of assets	—	—	(0.2)	—
Other income	1.4	1.5	4.2	4.1
Other income – related parties	6.3	5.8	18.8	16.9
Total revenues and other income	148.6	138.0	433.7	409.2
Costs and expenses:
Cost of revenues (excludes items below)	41.9	40.6	101.4	102.9
Purchases from related parties	26.5	23.7	75.1	71.4
Depreciation	12.7	12.5	38.1	37.5
General and administrative expenses	21.1	15.3	57.7	47.1
Other taxes	(0.7)	1.7	5.5	5.5
Total costs and expenses	101.5	93.8	277.8	264.4
Income from operations	47.1	44.2	155.9	144.8
Net interest and other financial costs	5.2	1.1	16.7	3.0
Income before income taxes	41.9	43.1	139.2	141.8
Provision for income taxes	0.1	—	0.1	0.1
Net income	41.8	43.1	139.1	141.7
Less: Net income attributable to MPC-retained interest	0.3	14.0	0.8	49.6
Net income attributable to MPLX LP	41.5	29.1	138.3	92.1
Less: General partner’s interest in net income attributable to MPLX LP	8.6	1.5	19.4	3.7
Limited partners’ interest in net income attributable to MPLX LP	$32.9	$27.6	$118.9	$88.4

Per Unit Data
Net income attributable to MPLX LP per limited partner unit:
Common - basic	$0.41	$0.37	$1.42	$1.16
Common - diluted	0.41	0.37	1.42	1.16
Subordinated - basic and diluted	—	0.37	1.36	1.16

Weighted average limited partner units outstanding:
Common units – basic	80.4	37.1	55.9	37.0
Common units – diluted	80.4	37.1	55.9	37.1
Subordinated units – basic and diluted	—	37.0	24.5	37.0

Other Financial Information (unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
(In millions, except per unit and ratio data)	2015	2014	2015	2014

Quarterly distribution declared per unit	$0.4700	$0.3575	$1.3200	$1.0275

Volume deficiency credits attributable to MPLX LP(a)	$9.6	$7.9	$28.7	$25.5

Adjusted EBITDA attributable to MPLX LP(b)	$64.6	$40.2	$199.5	$123.9

Distributable cash flow attributable to MPLX LP	$52.5	$32.9	$170.9	$106.4

Distribution declared:
Limited partner units - public	$11.0	$7.2	$30.9	$20.5
Limited partner units - MPC	26.7	19.2	75.1	55.5
General partner units - MPC	1.0	0.5	2.5	1.5
Incentive distribution rights - MPC	7.8	1.0	16.5	1.9
Total distribution declared	$46.5	$27.9	$125.0	$79.4

Coverage ratio	1.13x	1.18x	1.37x	1.34x

(a) Current period revenue related to volume deficiency credits generated in prior periods that are included in adjusted
EBITDA but not distributable cash flow.
(b) In the third quarter of 2015, we revised adjusted EBITDA to exclude acquisition costs on a prospective basis.

Reconciliation of Adjusted EBITDA attributable to MPLX LP and Distributable Cash Flow attributable to MPLX LP to Net Income (unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
(In millions)	2015	2014	2015	2014
Net Income	$41.8	$43.1	$139.1	$141.7
Less: Net income attributable to MPC-retained interest	0.3	14.0	0.8	49.6
Net income attributable to MPLX LP	41.5	29.1	138.3	92.1
Plus: Net income attributable to MPC-retained interest	0.3	14.0	0.8	49.6
Depreciation	12.7	12.5	38.1	37.5
Provision for income taxes	0.1	—	0.1	0.1
Non-cash equity-based compensation	0.8	0.5	2.2	1.4
Net interest and other financial costs	5.2	1.1	16.7	3.0
Acquisition costs	4.3	—	4.3	—
Adjusted EBITDA	64.9	57.2	200.5	183.7
Less: Adjusted EBITDA attributable to MPC-retained interest	0.3	17.0	1.0	59.8
Adjusted EBITDA attributable to MPLX LP(a)	64.6	40.2	199.5	123.9
Plus: Current period deferred revenue for committed volume deficiencies(b)	10.7	7.8	32.5	22.4
Less: Net interest and other financial costs	5.2	1.4	16.7	3.5
Income taxes paid	0.1	—	0.1	—
Maintenance capital expenditures paid	7.9	5.8	15.6	10.9
Volume deficiency credits(c)	9.6	7.9	28.7	25.5
Distributable cash flow attributable to MPLX LP	$52.5	$32.9	$170.9	$106.4

Reconciliation of Adjusted EBITDA attributable to MPLX LP and Distributable Cash Flow attributable to MPLX LP to Net Cash Provided by Operating Activities (unaudited)
	Nine Months Ended September 30
(In millions)	2015	2014
Net cash provided by operating activities	$184.9	$190.3
Less: Changes in working capital items	6.4	12.1
All other, net	1.8	—
Plus: Non-cash equity-based compensation	2.2	1.4
Net loss on disposal of assets	(0.2)	—
Net interest and other financial costs	16.7	3.0
Current income taxes expense	0.1	0.1
Asset retirement expenditures	0.7	1.0
Acquisition costs	4.3	—
Adjusted EBITDA	200.5	183.7
Less: Adjusted EBITDA attributable to MPC-retained interest	1.0	59.8
Adjusted EBITDA attributable to MPLX LP(a)	199.5	123.9
Plus: Current period deferred revenue for committed volume deficiencies(b)	32.5	22.4
Less: Net interest and other financial costs	16.7	3.5
Income taxes paid	0.1	—
Maintenance capital expenditures paid	15.6	10.9
Volume deficiency credits(c)	28.7	25.5
Distributable cash flow attributable to MPLX LP	$170.9	$106.4

(a) In the third quarter of 2015, we revised adjusted EBITDA to exclude acquisition costs on a prospective basis.
(b) Deficiency payments included in distributable cash flow that are not included in net income or adjusted EBITDA.
(c) Current period revenue related to volume deficiency credits generated in prior periods that are included in adjusted
EBITDA but not distributable cash flow.

Select Operating Data (unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
	2015	2014	2015	2014
Pipeline throughput (thousands of barrels per day):
Crude oil pipelines	1,135	1,048	1,091	1,034
Product pipelines	896	839	907	843
Total	2,031	1,887	1,998	1,877
Average tariff rates ($ per barrel):
Crude oil pipelines	$0.66	$0.64	$0.66	$0.65
Product pipelines	0.65	0.63	0.64	0.61
Total pipelines	0.66	0.64	0.65	0.64

Select Financial Data (unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
(In millions)	2015	2014	2015	2014
Capital Expenditures(a):
Maintenance	$9.7	$9.0	$17.2	$17.4
Expansion	53.0	30.4	122.1	36.6
Total capital expenditures	62.7	39.4	139.3	54.0
Less: Increase (decrease) in capital accruals	4.7	5.4	17.5	5.9
Asset retirement expenditures	0.4	0.1	0.7	1.0
Additions to property, plant and equipment	$57.6	$33.9	$121.1	$47.1

(a) Excludes acquisitions of additional interests in MPLX Pipe Line Holdings LP.

Select Balance Sheet Data (unaudited)
(In millions, except ratio data)	Sept. 30 2015	June 30 2015
Cash and cash equivalents	$90.4	$130.4
Total assets	1,391.1	1,382.6
Long term debt(a)	753.3	753.4
Total equity	493.1	492.4
Consolidated total debt to consolidated EBITDA (covenant basis)	3.1x	3.1x

Partnership units outstanding:
General partner units	1.6	1.6
MPC-held limited partner units	57.0	57.0
Public limited partner units	23.4	23.4
(a) Includes amounts due within one year.